Exhibit 10.10


            AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT

      This Agreement (as amended and restated) entered into this 20th day of December 2005 by and between Westfield Bank, a banking corporation duly organized and existing under the laws of the Commonwealth of Massachusetts with its principal place of business at 141 Elm Street, Westfield, Hampden County, Massachusetts, its successors and assigns (hereinafter called the "Corporation") and Donald A. Williams (hereinafter called the "Employee").

                            W I T N E S S E T H :

      WHEREAS, the Employee has been employed by the Corporation for a substantial period of time; and

      WHEREAS, the Employee has performed his duties as President and Chief Executive Officer in a capable and efficient manner, resulting in substantial growth and profits to the Corporation; and

      WHEREAS, the experience of the Employee is such that assurance of his continued service is important to continued growth and profits of the Corporation; and

      WHEREAS, the Corporation desires to retain the continued loyalties and services of the Employee; and

      WHEREAS, the Corporation hereby agrees to pay to him or to his designated beneficiary or beneficiaries, certain benefits in accordance with the provisions and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar paid to each of the parties hereto by the other, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows;

      1. ANNUAL BENEFITS. For purposes of this Agreement the term "annual benefits" shall be defined as being that sum which is equal to seventy percent (70%) of the annual salary being paid to the Employee during the last year the Employee has been in the Corporation's employ prior to his retirement date as hereinafter set forth, or prior to his death or disability as hereinafter set forth, reduced by a sum equal to the total amount otherwise being received by the Employee each year from the Savings Bank Employees Retirement Association and the portion of Social Security related solely to contributions made by the Corporation, and the term "salary" shall not include any total disability payments under the Corporation's long term disability program. The adjustment is to be made annually by reducing the following year's annual benefits by the total sums received by the Employee during the previous twelve (12) months from both the Savings Bank Employees Retirement Association and the portion of Social security related solely to contributions made by the Corporation. The period of employment that shall, be utilized to determine the aforegoing is the continuous period of employment of the Employee with the Corporation as it is presently constituted and subsequent to any merger with another banking institution or take-over of any type of the Corporation.


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      2.  DEATH PRIOR TO RETIREMENT OR DISABILITY.  In the event that the
Employee shall die before the first day of the month following his sixty-fifth (65th) birthday, hereinafter sometimes called the "Retirement Date", while in the employ of the Corporation, the Corporation beginning at a date to be determined by the Corporation but within six (6) months from the date of death, time being of the essence, will commence to pay the annual benefits as hereinbefore defined, in equal monthly installments for a continuous period of one hundred and twenty (120) months to such beneficiary or beneficiaries as the Employee may designate by filing with the Corporation a notice in writing in a form as set forth in Exhibit A attached hereto. In the absence of any such designation, such amounts shall be so paid to the executors or administrators of the estate of the Employee. The beneficiaries named as aforesaid may be changed any time by the Employee by such fort as set forth in Exhibit A being forwarded to the Corporation.

      3. RETIREMENT. Notwithstanding anything to the contrary herein contained, the Employee may, while in the employ of the Corporation, at any time after his sixty-second (62nd) birthday, terminate his employment with the Corporation. This termination date for all purposes of this Agreement shall then be deemed to be his "Retirement Date".

      In the event that the Employee is continuously employed by the Corporation from the date of this Agreement until his sixty-fifth (65th) birthday, his employment by the Corporation shall then terminate, this being his "Retirement Date". Upon the Employee's Retirement Date, the Corporation shall be obligated to pay to the Executive an amount that would be sufficient to fund (utilizing reasonable actuarial assumptions) a payment stream to the to the Employee in equal monthly installments the annual benefits as hereinbefore defined commencing upon the fifteenth
(15th) day of the month following the month in which such Retirement Date occurs and paid thereafter on the fifteenth (15th) day of each month for the remainder of his life, but for not less than two hundred and forty
(240) months (such amount the "Accrued Benefit"). The Accrued Benefit amount shall be paid to the Employee in a single lump sum as soon as practicable after the Retirement Date.

      Upon the Employee's death, subsequent to his Retirement Date, and after the Employee has commenced receiving the Accrued Benefit hereunder, but prior to his having received the entirety of the Accrued Benefit, the payments as hereinbefore set forth will be continued to be paid to his designated beneficiary or beneficiaries, or in the absence thereof to the executors or administrators of his estate, as the case may be until the full Accrued Benefit has been paid in the aggregate to the Employee and such beneficiary, beneficiaries, executors, or administrators.

      4. DISABILITY. A. In the event the Employee, prior to his retirement date as set forth in Paragraph 3. hereinbefore, while in the employ of the Corporation, becomes totally and permanently disabled as defined by, and entitling the Employee for payment of total disability payments under, the Corporation's long-term disability program, and then subsequently dies prior to his retirement date as set forth in Paragraph 3 herein before while still receiving said total, disability payments, the Corporation will commence to pay the annual benefits referred to in, and in the manner provided for by, Paragraph 2 hereinbefore.

      B. In the event the Employee, prior to his retirement date as set forth in Paragraph 3. hereinbefore, while in the employ of the Corporation, becomes totally and permanently disabled


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as defined by, and entitling the Employee for payment of total disability payments under, the Corporation's long-term disability program, and then, subsequently, having reached a certain age, becomes ineligible to receive further benefits under the Corporation's long-term disability program, the Corporation will commence to pay the annual benefits referred to in, and in the manner provided for by, Paragraph 3 hereinbefore.

      5. NON-ASSIGNABILITY. Except as may otherwise be provided herein, neither the Employee, his beneficiary or beneficiaries nor his executors and administrators will have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

      6. INDEPENDENT EXISTENCE. The benefits payable under this Agreement are independent of, and in addition to, any other employment Agreement that may exist from time to time between the parties hereto, any other compensation payable by the Corporation to the Employee whether it is salary or bonus, or otherwise. This Agreement will not be deemed to constitute a contract of employment between the parties hereto, nor will any revision hereof restrict the right of the Corporation to discharge the Employee or restrict the right of the Employee to terminate his employment.

      7. UNSECURED OBLIGATION. The rights of the Employee and any beneficiary or beneficiaries under this Agreement will be solely those of any unsecured creditor of the Corporation. If the Corporation acquires insurance policy or policies or any other asset in connection with the obligations assumed by it hereunder, such policy or other asset will not be deemed to be held under any trust for the benefit of the Employee or his beneficiary or beneficiaries or to be collateral security for the performance of the obligations of the Corporation hereunder, and will be, and remain, the general, unpledged, unrestricted asset of the Corporation.

      8. NON-COMPETITION. While the Employee is receiving any annual benefits from the Corporation hereunder, the Employee shall not directly or indirectly, for any reason or in any way or in any capacity whatsoever, either on his own account or through or for any other person, firm, corporation, association, or other entity, enter into, accept employment from, become affiliated or connected with, or in any manner take part in, any business, profession, or other endeavor either as an Employee, agent, independent contractor, owner, or otherwise, which shall be in the same or similar competitive business with that of the Corporation, In the event that the Employee shall enter into any such competitive activity as hereinbefore described and shall continue therein for a period of fifteen
(15) days after the Corporation shall have notified him in writing that the Trustees of the Corporation have decided that such activity is in competition with the Corporation, then no further payments under this Agreement shall be due or payable by the Corporation hereunder, and the Corporation shall have no further liability hereunder.

      9. TERMINATION OF EMPLOYMENT. In the event that the Employee voluntarily terminates his employment with the Corporation prior to his sixty-second (62nd) birthday or the employment of the Employee is terminated by the Corporation for serious misconduct by the Employee on the job, this Agreement, upon such termination, shall immediately terminate and the Employee shall from that date forth have no rights to any benefits hereunder whatsoever. In the event that the Employee's employment, with the Corporation is


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terminated by the Corporation for reasons other than serious misconduct by the Employee on the job, this Agreement shall still be effective according to its terms, regardless of the fact that the Employee shall engage in any such competitive act as hereinbefore set forth in Paragraph 7 hereof, payment not to commence until the earlier of the Employee reaching age 62 or his death.

      10. DUTY TO SEEK BENEFITS. As a condition for the payment of the annual benefits as hereinbefore defined, the Employee or his beneficiary, beneficiaries, executors, or administrators, as the case may be, must apply for, and take all actions and execute all documents necessary and appropriate to obtain, all the monies from the Savings Bank Employees Retirement Association and Social Security referred to in Paragraph 1 hereinbefore.

      11. BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, or successors, including, but not limited to, any successor resulting from a merger with another banking institution or take-over, of any type, of the Corporation.

      12. SEPARABILITY. The invalidity and unenforceability of any part of this Agreement shall in no way affect the validity of any other provisions.

      13. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties hereto and the same shall not be changed except by written instrument executed by the parties hereto.

      14. STATUS OF AGREEMENT UNDER ERISA. This Agreement is intended to be an unfunded, non-qualified plan maintained primarily for the purpose of providing deferred compensation for a highly compensated employee, as contemplated by sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Agreement is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. This Agreement shall be administered and construed so as to effectuate this intent.

      15. RESTRICTIONS ON PAYMENTS TO KEY EMPLOYEES. Notwithstanding anything in this Agreement to the contrary, to the extent required under section 409A of the Internal Revenue Code of 1986 ("Code"), no payment to be made to a key employee (within the meaning of section 409A of the Code) on or after the date of his termination of service shall be made sooner than six (6) after such termination of service.

      16. COMPLIANCE WITH SECTION 409A OF THE CODE. This Agreement is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. This Agreement shall be operated, administered and construed to give effect to such intent. In addition, this Agreement shall be subject to amendment, with or without advance notice to the Employee and other interested parties, and on a prospective or retroactive basis, including but not limited amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.


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      IN WITNESS WHEREOF, said Corporation has caused this Agreement to be signed in its corporate name and by its duly authorized officer and impressed with its corporate seal, attested by its Clerk and the said Employee has hereunto set his hand and seal, all on the day and year first above written.

                                       WESTFIELD SAVINGS BANK


                                       By: ____________________________
                                           Harry C. Lane


                                           ____________________________
                                           Donald A. Williams, Employee

ATTEST:

____________________
Its Clerk


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